Exhibit 32.2

Statement of Chief Financial Officer

Pursuant to Section 1350 of Title 18 of the United States Code as adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 1350 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Arthur W. Hicks, Jr. the Chief Financial Officer of Cybex International, Inc. (the “Company”), hereby certifies that:

The Company’s Form 10-Q Quarterly Report for the period ended June 26, 2004 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 27, 2004

/s/ Arthur W. Hicks, Jr.
Arthur W. Hicks, Jr.
Chief Financial Officer

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO CYBEX INTERNATIONAL, INC. AND WILL BE RETAINED BY CYBEX INTERNATIONAL, INC. AND WILL BE FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.